Exhibit 99.1

Contacts:	For Media:	For Financials:
	John S. Oxford	James C. Mabry IV
	Senior Vice President	Executive Vice President
	Chief Marketing Officer	Chief Financial Officer
	(662) 680-1219	(662) 680-1281
	joxford@renasant.com	jim.mabry@renasant.com

Renasant Announces
Chief Financial Officer Transition

TUPELO, MISSISSIPPI (August 25, 2026) – Today, Renasant Corporation (the “Company”) announced that Catherine Mealor will join the Company as Executive Vice President and Chief Financial Officer. Jim Mabry, who has served as the Company’s Chief Financial Officer since August 2020, will step down from the Chief Financial Officer role at the end of 2026, and transition into retirement in early 2027. Mealor will officially join the Company on October 5, 2026, and assume the role of Chief Financial Officer on January 1, 2027.

The Company also announced today that the Board of Directors expressed its intention to nominate Mabry for election as a director at the Company’s 2027 Annual Meeting of Shareholders, subject to its standard nominating procedures.

“We’re excited to add Catherine Mealor to our outstanding team at Renasant as we expect her energy, experience, and strategic mindset to help lead the next chapter of our company,” said Renasant President and CEO, Kevin Chapman. “I also want to thank Jim for his service and insight to Renasant, and me, over the past six years, where we successfully navigated numerous macroeconomic events, grew from $14 billion to $27 billion in assets, significantly improved profitability and successfully completed our largest merger. Jim has helped position Renasant for future success, and I look forward to him continuing as a member of Renasant’s Board of Directors.”

“I have worked closely with Renasant Bank over my entire 23-year career at KBW and am thrilled to join the company at such an exciting time,” said Mealor. “I have great respect for Renasant’s corporate culture, strong financial performance and the way in which the company serves its clients, communities, employees and shareholders alike. I look forward to working with a team I have long admired to further enhance its financial strength and shareholder value.”

Mealor will join Renasant from Keefe, Bruyette & Woods, A Stifel Company, where she was responsible for small and mid-cap research coverage for banks throughout the southeastern United States. Mealor has more than 20 years of experience in analyzing financial services institutions and began her career at KBW as an Analyst within KBW’s investment banking department. She has also served on FASB’s Investor Advisory Committee since September 2021 and serves on the Williams School Board of Advisors at Washington and Lee University. Mealor graduated cum laude from Washington and Lee University with a BS with Special Attainments in Commerce Degree. She lives in and will office out of Atlanta, Georgia.

ABOUT RENASANT CORPORATION:
Renasant Corporation is the parent of Renasant Bank, a 122-year-old financial services institution. Renasant has assets of approximately $27.0 billion and operates 279 banking, lending, mortgage and wealth management offices throughout the Southeast and offers factoring and asset-based lending on a nationwide basis. For more information, please visit www.renasantbank.com or Renasant’s IR site at www.renasant.com.

NOTE TO INVESTORS:

This news release may contain, or incorporate by reference, statements which may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements usually include words such as “expects,” “projects,” “anticipates,” “believes,” “intends,” “estimates,” “strategy,” “plan,” “potential,” “possible” and other similar expressions.

Prospective investors are cautioned that any such forward-looking statements are not guarantees for future performance and involve risks and uncertainties, and that actual results may differ materially from those contemplated by such forward-looking statements. Important factors currently known to management that could cause actual results to differ materially from those in forward-looking statements include significant fluctuations in interest rates, inflation, economic recession, significant changes in the federal and state legal and regulatory environment, significant underperformance in our portfolio of outstanding loans, and competition in our markets. Management believes that the assumptions underlying the Company’s forward-looking statements are reasonable, but any of the assumptions could prove to be inaccurate. Investors are urged to carefully consider the risks described in the Company’s filings with the Securities and Exchange Commission (the “SEC”) from time to time, including its most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q, which are available at www.renasant.com and the SEC’s website at www.sec.gov. The Company expressly disclaims any obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time.

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